Exhibit 99.1

Bioventus Reschedules Earnings Call to May 16, 2023
Files for Extension to File Form 10-Q for the Period Ended April 1, 2023

DURHAM, NC – May 11, 2023 – Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, announced today the Company plans to file Form 12b-25, Notification of Late Filing, for its Quarterly Report on Form 10-Q for the period ended April 1, 2023, on May 11, 2023.
Due to complexity of its tax structure and the associated impact on the calculation of noncontrolling equity interest in the equity section of the Company’s balance sheet, additional time is required to complete the calculation and file the Company’s financial results.
The resulting noncontrolling equity calculations should have no impact on the Company’s revenue or Adjusted EBITDA for the period. At this time, the Company expects to report revenue for the quarter ended April 1, 2023, of approximately $119 million and Adjusted EBITDA of approximately $17 million. The Company expects to be in compliance with all of its financial covenants under its bank agreement as of the end of the quarter.
The Company now plans to report financial results for the first quarter of fiscal year 2023 before the market opens on Tuesday, May 16, 2023, rather than Thursday, May 11, 2023, as previously announced. The Company’s management will host a conference call at 8:30 a.m. Eastern Time on Tuesday, May 16, 2023, as well to discuss the results and provide a business update.
To participate in the conference call, dial 1-833-636-0497 (domestic) or +1-412-902-4241 (international) and refer to the Bioventus Inc. Conference Call.
As permitted by the Form 12b-25 filing, the Company expects to file its Form 10-Q for the period ended April 1, 2023, by May 16, 2023.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Restorative Therapies and Surgical Solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning the timing of the Company’s filing of its Quarterly Report on Form 10-Q for the period ended October 1, 2022, and the potential impacts (or lack thereof) of the calculation of noncontrolling equity interest. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause our actual results to differ materially from those contemplated in this press release include, but are not limited to: our ability to file the Form 10-Q within the extension period permitted by Form 12b-25; the risk that we identify additional changes to our consolidated financial statements; the risk that we discover material weaknesses in our disclosure controls and procedures or internal controls over financial reporting; we may not be able to continue fund our operations for at least the next twelve months as a going concern; risks related to our debt and future capital needs; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (SEC), including Bioventus’ Annual Report on Form 10-K for the year ended December 31, 2022, and as may be further updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

Investor and Media Inquiries:
Dave Crawford
919-474-6787
dave.crawford@bioventus.com